                                                      Exhibit 11
                                                           to
                                               Form 10-Q for the Quarterly
                                                Period Ended June 30, 1994

                              CINCINNATI BELL INC.
                 COMPUTATION OF EARNINGS PER COMMON SHARE
   (Dollars in thousands, except per share amounts; shares in thousands)

                                                       For the Three Months  For the Six Months
                                                           Ended June 30,     Ended June 30,
                                                       --------------------  -----------------
                                                           1994      1993      1994    1993
                                                        ----------  -------  -------  -------
 Income before cumulative effect of accounting change    $18,720    $13,500  $34,366  $34,327
 Cumulative effect of accounting change . . . . . . .          -          -   (2,925)       -
 Net Income . . . . . . . . . . . . . . . . . . . . .     18,720     13,500   31,441   34,327
 Preferred dividend requirements  . . . . . . . . . .          -      1,088        -    2,175
                                                         -------    -------  -------  -------
 Income applicable to common shares . . . . . . . . .    $18,720    $12,412  $31,441  $32,152
                                                         -------    -------  -------  -------
                                                         -------    -------  -------  -------
Weighted average number of common shares
outstanding . . . . . . . . . . . . . . . . . . . . .     65,311     61,711   65,197   61,776

Common share conversions applicable to common
share options . . . . . . . . . . . . . . . . . . . .          8        148        8      148
                                                         -------    -------  -------  -------
Total number of shares for computing primary
 earnings per common share  . . . . . . . . . . . . .     65,319     61,859   65,205   61,924
 Average contingent issues of common shares from
 convertible preferred shares . . . . . . . . . . . .          -      3,158        -    3,158
                                                         -------    -------  -------  -------
Total number of shares for computing fully diluted
 earnings per common share  . . . . . . . . . . . . .     65,319     65,017   65,205   65,082
                                                         -------    -------  -------  -------
                                                         -------    -------  -------  -------
EARNINGS PER COMMON SHARE

As reported
 Income before accounting change  . . . . . . . . . .    $   .28    $   .20  $   .52  $   .52
 Cumulative effect of accounting change                        -          -     (.04)       -
                                                         -------    -------  -------  -------
 Net income . . . . . . . . . . . . . . . . . . . . .    $   .28    $   .20  $   .48  $   .52
                                                         -------    -------  -------  -------
                                                         -------    -------  -------  -------
Primary
 Income before accounting change  . . . . . . . . . .    $   .28    $   .20  $   .52  $   .52
 Cumulative effect of accounting change . . . . . . .          -          -     (.04)       -
                                                         -------    -------  -------  -------
 Net income . . . . . . . . . . . . . . . . . . . . .    $   .28    $   .20  $   .48  $   .52
                                                         -------    -------  -------  -------
                                                         -------    -------  -------  -------
Fully Diluted
 Income before accounting change  . . . . . . . . . .    $   .28    $   .20  $   .52  $   .53
 Cumulative effect of accounting change . . . . . . .          -          -     (.04)       -
                                                         -------    -------  -------  -------
 Net income . . . . . . . . . . . . . . . . . . . . .    $   .28    $   .20  $   .48  $   .53
                                                         -------    -------  -------  -------
                                                         -------    -------  -------  -------

Earnings per common share for the six months ended June 30, 1994 and 1993 as reported in the Consolidated Statements of Income were based on the weighted average number of common shares outstanding for the respective periods. Primary and fully diluted earnings per common share were not shown in the Consolidated Statements of Income as they differ from the reported earnings per common share by less than three percent or are anti-dilutive.